PROMISSORY NOTE

$500,000                                                         October 1, 1997


                  FOR VALUE RECEIVED, WORLDPORT COMMUNICATIONS, INC., a Delaware corporation (together with its successors and assigns, herein called the "Debtor"), promises to pay to Woodlands Ltd., or its successors or assigns (herein called the "Holder"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000), together with accrued interest on the unpaid principal hereof at a rate of 10% per annum from the date hereof, subject to the terms and conditions set forth herein.

                  The Debtor shall pay all outstanding principal due under this Note and all accrued and unpaid interest no later than December 31, 1997. Following such date, the interest rate on any unpaid principal and interest hereunder shall accrue at a rate of 15% per annum until paid in full.

                  The advances represented by this Promissory Note are made pursuant to an up to $5,000,000 bridge financing arrangement through Maroon Bells Capital Partners, Inc. (the "Bridge Financing"). Payments of both principal and interest under this Promissory Note (as amended, modified, refinanced or refunded in whole or in part from time to time, herein called this "Note") are to be made c/o Maroon Bells Capital Partners, Inc. 100 California Street, Suite 1160, San Francisco, California 94111, or at such other place as the Holder shall designate in writing, in lawful money of the United States of America.

                  The Debtor represents and warrants to the Holder that: (i) the Debtor is a corporation duly formed, validly existing, and in good standing under the laws of Delaware; (ii) the execution, delivery, and performance by the Debtor of this Note have been duly authorized by all necessary corporate action and do not and will not (A) contravene the Debtor's Articles of Incorporation or Bylaws; (B) violate or cause a breach or default of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Debtor; or (C) violate or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Debtor is a party or by which it or its properties may be bound or affected; and (iii) this Note is the legal, valid, and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally and principles of equity.

                  So long as any amount of principal or interest under this Note shall remain unpaid or outstanding, except as otherwise agreed to in writing by
Holder: (i) the Debtor will preserve and maintain its corporate existence and good standing in the jurisdiction of its formation; and (ii) the Debtor will conduct its businesses and operations only in, and not take any action except in, the ordinary course of business consistent with past practice, including, but not limited to, the following: (A) not make any payment of any distribution to any shareholder, or otherwise redeem or acquire any shareholder interest; (B) not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any assets, properties, rights or claims, except in the ordinary course of business and at prices and on terms consistent with past practice; or
(C) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except additional borrowings under the Bridge Financing, and current liabilities in the ordinary course of business, consistent with past practice.

                  Debtor shall have the right to prepay this Note in whole or in part at any time, without penalty or premium.

                  Debtor  hereby  waives  diligence,   presentment,  demand  for
payment, protest and notice of any kind whatsoever in connection with this Note, now or hereafter required by applicable law.

                  The Holder shall have the right to convert all or any portion of the outstanding principal and interest payable hereunder into equity interests in Debtor on terms acceptable to Debtor and the Holder. Debtor and the Holder agree to negotiate in good faith with respect to such conversion rights.

                  Debtor hereby agrees to pay all of Holder's costs and expenses related to this Note, and the related documents and transactions, upon demand. Debtor hereby agrees to pay all costs of collection, including reasonable attorneys' fees and all costs of suit incurred by Holder in any proceeding for the collection of the debt evidenced hereby, or in any litigation or controversy arising from or connected with this Note.

                  This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  This Note shall bind and inure to the benefit of Debtor and Holder and their respective executors, administrators, legal representatives, heirs, distributees, legatees, successors and assigns.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                  IN WITNESS WHEREOF, Debtor has signed and delivered this Note as of the day and year first above written.


                                            WORLDPORT COMMUNICATIONS, INC.



                                            By:     /s/  W. Dean Spies

                                            Name:    W. Dean Spies

                                            Title:      Chief Financial Officer